Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q3 2026 Earnings

Oklahoma City, October 15, 2026 – Bank7 Corp. (NASDAQ: BSVN) (the “Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended September 30, 2026.  “We are pleased with another quarter of strong core results, including growth in the loan book despite significant payoffs, while also maintaining a healthy pipeline of new loans. The Company continues to benefit from high capital levels, robust liquidity, a strong net interest margin, and excellent credit quality, supported by our properly matched balance sheet and our position in dynamic markets. Regarding the Century merger, we are pleased to report that in addition to receiving all regulatory approvals, the Century Financial shareholders have approved the merger, which is expected to close on November 1, 2026. The merger will extend the franchise into New Mexico and will allow the Company’s proven model to leverage Century’s core deposits to provide a highly accretive impact on earnings,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended September 30, 2026 compared to the three months ended June 30, 2026:

-	Net income of $10.20 million compared to $8.35 million, an increase of 22.25%
-	Earnings per share of $1.06 compared to $0.87, an increase of 21.84%
-	Total assets of $2.01 billion compared to $1.91 billion, an increase of 4.84%
-	Total loans of $1.63 billion compared to $1.60 billion, an increase of 2.22%
-	Pre-provision pre-tax earnings of $13.62 million compared to $11.02 million, an increase of 23.65%
-	Total interest income of $31.93 million compared to $30.93 million, an increase of 3.25%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes. On September 30, 2026, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 14.12%, 15.18%, and 16.31%, respectively. On September 30, 2026, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 14.12%, 15.17%, and 16.30%, respectively. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings.  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	September 30, 2026	June 30, 2026
Calculation of Pre-Provision Pre-Tax Earnings	(Dollars in thousands)
Net Income	$10,203	$8,346
Income Tax Expense	3,412	2,669
Pre-tax net income	13,615	11,015
Add back: Provision for credit losses	-	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	5	-
Pre-provision pre-tax earnings	$13,620	$11,015

Unaudited Condensed Consolidated Balance Sheets
 (Dollar amounts in thousands, except par value)

Assets	September 30, 2026 (unaudited)	December 31, 2025
	(Dollars in thousands)
Cash and due from banks	$277,176	$244,635
Interest-bearing time deposits in other banks	-	10,457
Available-for-sale debt securities (amortized cost of $51,714 and $57,316 at September 30,2026 and December 31, 2025, respectively)	47,539	54,019
Loans, net of allowance for credit losses of $19,367 and $19,407 at September 30, 2026 and December 31, 2025, respectively	1,613,521	1,587,024
Loans held for sale	2,677	2,078
Premises and equipment, net	27,131	21,884
Nonmarketable equity securities	1,376	1,165
Core deposit intangibles	658	752
Goodwill	11,208	11,208
Interest receivable and other assets	25,700	30,418

Total assets	$2,006,986	$1,963,640

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$328,111	$341,416
Interest-bearing	1,392,947	1,359,417

Total deposits	1,721,058	1,700,833

Income taxes payable	139	594
Interest payable and other liabilities	12,064	11,218

Total liabilities	1,733,261	1,712,645

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,525,856 and 9,462,656 at September 30, 2026 and December 31, 2025, respectively	95	95
Additional paid-in capital	104,575	103,739
Retained earnings	172,264	149,707
Accumulated other comprehensive loss	(3,209)	(2,546)

Total shareholders’ equity	273,725	250,995

Total liabilities and shareholders’ equity	$2,006,986	$1,963,640

Unaudited Condensed Consolidated Statements of Comprehensive Income
 (Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026 (unaudited)	2025 (unaudited)	2026 (unaudited)	2025 (unaudited)
Interest Income	(Dollars in thousands)
Loans, including fees	$29,513	$30,914	$90,105	$87,207
Interest-bearing time deposits in other banks	9	160	160	406
Debt securities, taxable	243	266	742	827
Debt securities, tax-exempt	57	60	176	187
Other interest and dividend income	2,110	2,317	5,460	7,315

Total interest income	31,932	33,717	96,643	95,942

Interest Expense
Deposits	9,631	10,691	28,244	30,334

Total interest expense	9,631	10,691	28,244	30,334

Net Interest Income	22,301	23,026	68,399	65,608

Provision for Credit Losses	-	700	-	700

Net Interest Income After Provision for Credit Losses	22,301	22,326	68,399	64,908

Noninterest Income
Mortgage lending income	492	391	1,343	1,000
Loss on sales, prepayments, and calls of available-for-sale debt securities	(5)	(10)	(5)	(10)
Service charges on deposit accounts	235	248	699	697
Other	347	1,581	2,000	4,976

Total noninterest income	1,069	2,210	4,037	6,663

Noninterest Expense
Salaries and employee benefits	5,740	5,829	18,267	16,829
Furniture and equipment	362	342	1,126	954
Occupancy	659	668	2,069	1,890
Data and item processing	562	515	1,650	1,615
Accounting, marketing and legal fees	902	221	1,924	484
Regulatory assessments	259	248	777	545
Advertising and public relations	171	212	441	629
Travel, lodging and entertainment	185	112	359	289
Other	915	2,203	5,372	5,729

Total noninterest expense	9,755	10,350	31,985	28,964

Income Before Taxes	13,615	14,186	40,451	42,607
Income tax expense	3,412	3,342	9,896	10,322
Net Income	$10,203	$10,844	$30,555	$32,285

Earnings per common share - basic	$1.07	$1.15	$3.21	$3.42
Earnings per common share - diluted	1.06	1.13	3.18	3.38
Weighted average common shares outstanding - basic	9,524,105	9,450,984	9,511,608	9,440,655
Weighted average common shares outstanding - diluted	9,639,992	9,597,914	9,615,649	9,565,726

Other Comprehensive (Loss) Income
Unrealized (losses) gains on securities, net of tax (benefit) expense of ($209) and $223 for the three months ended September 30, 2026 and 2025, respectively; net of tax (benefit) expense of ($214) and $642 for the nine months ended September 30, 2026 and 2025, respectively	$(640)	$713	$(667)	$1,942
Reclassification adjustment for realized losses included in net income net of tax of $1 and $2 for the three months ended September 30, 2026 and 2025, respectively; $1 and $2 for the nine months ended September 30, 2026 and 2025, respectively	4	8	4	8
Other comprehensive (loss) income	$(636)	$721	$(663)	$1,950
Comprehensive Income	$9,567	$11,565	$29,892	$34,235

	Net Interest Margin
	For the Three Months Ended September 30,
	2026 (unaudited)			2025 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$234,057	$2,119	3.59%	$228,755	$2,477	4.30%
Debt securities, taxable	40,889	243	2.36	45,853	266	2.30
Debt securities, tax exempt	10,695	57	2.11	11,972	60	1.99
Loans held for sale	3,519	33	3.72	1,780	-	-
Total loans(1)	1,566,740	29,480	7.46	1,512,147	30,914	8.11
Total interest-earning assets	1,855,900	31,932	6.83	1,800,507	33,717	7.43
Noninterest-earning assets	40,508			42,578
Total assets	$1,896,408			$1,843,085

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,012,427	$7,015	2.75%	$1,040,322	$8,388	3.20%
Time deposits	292,564	2,616	3.55	233,433	2,303	3.91
Total interest-bearing deposits	1,304,991	9,631	2.93	1,273,755	10,691	3.33
Total interest-bearing liabilities	$1,304,991	9,631	2.93	$1,273,755	10,691	3.33

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$308,711			$320,238
Other noninterest-bearing liabilities	11,377			11,501
Total noninterest-bearing liabilities	320,088			331,739
Shareholders' equity	271,329			237,591
Total liabilities and shareholders' equity	$1,896,408			$1,843,085

Net interest income		$22,301			$23,026
Net interest spread			3.90%			4.10%
Net interest margin			4.77%			5.07%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Nine Months Ended September 30,
	2026 (unaudited)			2025 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$209,553	$5,620	3.59%	$238,118	$7,721	4.34%
Debt securities, taxable	42,196	742	2.35	47,248	827	2.34
Debt securities, tax exempt	10,906	176	2.16	12,327	187	2.03
Loans held for sale	2,506	93	4.96	1,453	-	-
Total loans(1)	1,583,699	90,012	7.60	1,453,557	87,207	8.02
Total interest-earning assets	1,848,860	96,643	6.99	1,752,703	95,942	7.32
Noninterest-earning assets	39,059			41,871
Total assets	$1,887,919			$1,794,574

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,024,563	$20,958	2.73%	$1,001,583	$23,182	3.09%
Time deposits	273,187	7,286	3.57	235,278	7,152	4.06
Total interest-bearing deposits	1,297,750	28,244	2.91	1,236,861	30,334	3.28
Total interest-bearing liabilities	$1,297,750	$28,244	2.91	$1,236,861	$30,334	3.28

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$316,459			$319,346
Other noninterest-bearing liabilities	10,023			10,657
Total noninterest-bearing liabilities	326,482			330,003
Shareholders' equity	263,687			227,710
Total liabilities and shareholders' equity	$1,887,919			$1,794,574

Net interest income		$68,399			$65,608
Net interest spread			4.08%			4.04%
Net interest margin			4.95%			5.00%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its third quarter results, which will be broadcast live over the Internet, on Thursday, October 15, 2026 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/zy8DdJzd536. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/zy8DdJzd536 shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon: the timing of the closing of the acquisition of Century Financial Services Corporation; the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600